Back to Form 8-K
Exhibit 99.1

WELLCARE REPORTS FIRST QUARTER 2015 RESULTS

TAMPA, Fla. (May 6, 2015) – WellCare Health Plans, Inc. (NYSE: WCG) today reported results for the quarter ended March 31, 2015. As determined under generally accepted accounting principles (GAAP), net income for the first quarter of 2015 was $17.5 million, or $0.39 per diluted share. Adjusted net income for the first quarter of 2015 was $21.7 million, or $0.49 per diluted share.

“We are pleased with our performance in the first quarter of 2015,” said Kenneth A. Burdick, WellCare’s chief executive officer. “We remain focused on delivering on our commitments in 2015 as we continue to strengthen our foundation for the future.”

Key Metric	1Q15
Adjusted earnings per diluted share*	$0.49

Premium Revenue* ($ millions)	$3,391.6

Segment Premium Revenue ($ millions):
Medicaid Health Plans*	$2,128.7
Medicare Health Plans	$983.4
Medicare Prescription Drug Plans	$279.5

Segment Medical Benefits Ratios (MBR):
Medicaid Health Plans*	90.1%
Medicare Health Plans	87.1%
Medicare Prescription Drug Plans (PDP)	99.5%

Adjusted Selling, General and Administrative (SG&A) Ratio*	7.3%

*Refer to the basis of presentation for a discussion of non-GAAP financial measures.

Highlights from the first quarter of 2015 include:

•	Premium revenue increased 15.6 percent compared with the first quarter of 2014 primarily as a result of membership growth in the company’s Medicaid Health Plans segment.
•	The Medicare Health Plans MBR improved 130 basis points compared with the first quarter of 2014 reflecting better performance as a result of bid actions for the Medicare 2015 plan year.
•	The Medicare PDP MBR improved 480 basis points compared with the first quarter of 2014 primarily as a result of bid positioning for the 2015 plan year.
•
The company’s adjusted SG&A ratio of 7.3 percent improved 70 basis points compared with the first quarter of 2014, mainly due to improved operating leverage associated with revenue growth and increased efficiencies.

•
WellCare’s Missouri Care Health Plan was selected to continue serving Medicaid recipients participating in the state’s MO HealthNet Managed Care program. The new one-year contract begins July 1, 2015, and has two one-year renewal options. As of March 31, 2015, Missouri Care served approximately 106,000 members across 53 counties and the city of St. Louis.

•
The Georgia Department of Community Health and the Kentucky Cabinet for Health and Family Services Department of Medicaid Services have issued requests for proposals for their respective Medicaid programs currently being served by WellCare.  The company is in the process of preparing its responses that are due in mid-May. The proposed effective dates of the contracts to be awarded are July 1, 2015, for Kentucky’s Medicaid program and July 1, 2016, for Georgia’s Medicaid program.

•
WellCare has received amendments, written agreements or other documentation from all of its state Medicaid customers that commit them to reimburse the company for the portion of the 2015 ACA industry fee attributable to the Medicaid programs in these states, including the related state and federal income tax gross-ups.

•
The company entered into an agreement to divest Sterling Life Insurance Company, a Medicare supplement business that was acquired by WellCare as part of the Windsor Health Group transaction in January 2014. The transaction is expected to close within the next 90 days. The company does not expect a material financial impact to its GAAP results in 2015 as a result of the transaction and intends to exclude the transaction and one-time costs from adjusted earnings.

•	The first quarter of 2015 included $12.1 million in favorable prior year reserve development.

Consolidated Operations Results

GAAP net income for the first quarter of 2015 was $17.5 million, or $0.39 per diluted share, compared with GAAP net income of $44.1 million, or $1.00 per diluted share, for the first quarter of 2014.

Adjusted net income for the first quarter of 2015 was $21.7 million, or $0.49 per diluted share, compared with adjusted net income of $49.7 million, or $1.13 per diluted share, for the first quarter of 2014. The year-over-year decrease in adjusted net income primarily reflects the following items:
1.	The $0.64 per diluted share benefit in the first quarter of 2014 from the bargain purchase gain related to WellCare’s acquisition of Windsor Health Group in January 2014;
2.	improved operating performance in the company’s Medicare Health Plans and PDP segments in the first quarter of 2015 compared with the first quarter of 2014;
3.	a lower SG&A expense ratio in the first quarter of 2015 compared with the first quarter of 2014; and
4.	a higher MBR in the company’s Medicaid Health Plans segment in the first quarter of 2015, which was slightly better than the company’s expectations, compared with the first quarter of 2014.

Membership as of March 31, 2015 increased 8.3 percent to 3.8 million compared with membership of 3.5 million as of March 31, 2014.  Premium revenue for the first quarter of 2015 increased 15.6 percent year over year to $3.4 billion primarily as a result of Medicaid membership growth and changes in membership mix.

GAAP SG&A expense was $256.9 million in the first quarter of 2015 compared with $245.3 million for the same period in 2014. Adjusted SG&A expense was $248.8 million in the first quarter of 2015, an increase of 5.6 percent from $235.7 million in the first quarter of 2014. The increase was driven primarily by increased membership.

The adjusted SG&A ratio was 7.3 percent in the first quarter of 2015 compared with 8.0 percent for the same period in 2014. The decrease resulted primarily from improved operating leverage associated with revenue growth.

Medicaid Health Plans Segment Results

The company’s Medicaid Health Plans segment membership increased by 482,000, or 25.8 percent year over year, to 2.4 million members as of March 31, 2015. The increase resulted mainly from growth in the company’s Florida and Kentucky Medicaid programs and the inclusion of membership from the company’s New Jersey acquisition that was completed in the second quarter of 2014.

Medicaid Health Plans segment premium revenue was $2.1 billion for the first quarter of 2015, an increase of 33.2 percent year over year, and was driven by the increase in membership and changes in the geographic and demographic mix of membership.

The Medicaid Health Plans segment MBR of 90.1 percent for the first quarter of 2015, which was slightly better than the company’s expectations, increased 320 basis points from the first quarter of 2014.

Medicare Health Plans Segment Results

The company’s Medicare Health Plans segment membership as of March 31, 2015, decreased by 2.1 percent year over year to 382,000 members, primarily reflecting a reduction in the company’s California membership due to bid actions and county withdrawals in 2015 to improve operating performance in California and the company’s exit from the Arizona, Missouri and Ohio Medicare Advantage markets, partially offset by organic membership growth in Florida. Segment premium revenue in the first quarter of 2015 grew 2.1 percent year over year to $983.4 million, driven by bid results and higher premium yields.

The Medicare Health Plans segment MBR in the first quarter of 2015 was 87.1 percent, a decrease of 130 basis points from the first quarter of 2014, reflecting improved operating performance as a result of bid actions for the 2015 plan year.

Medicare Prescription Drug Plans (PDP) Segment Results

The company’s Medicare PDP segment membership as of March 31, 2015 decreased 182,000 year over year, or 14.3 percent, to 1.1 million members.  Premium revenue for the first quarter of 2015 decreased 25.1 percent from the first quarter of 2014 to $279.5 million.  The decreases in membership and premium revenue were primarily due to the outcome of the 2015 Medicare PDP bids.

The Medicare PDP segment MBR in the first quarter of 2015 was 99.5 percent, a decrease of 480 basis points compared with the first quarter of 2014. The decrease resulted from bid actions for the 2015 plan year.

Operating Cash Flow and Financial Condition

Net cash used in operating activities was $99.9 million for the quarter ended March 31, 2015 compared with net cash used in operating activities of $13.9 million for the quarter ended March 31, 2014. The decrease was due to the timing of certain Medicaid premium receipts.

As of March 31, 2015, unregulated cash and investments were approximately $92.6 million compared with $89.5 million as of December 31, 2014.

Days in claims payable (DCP) was 42.9 days as of March 31, 2015 compared with 38.8 days as of March 31, 2014 and 45.6 days as of December 31, 2014.

2015 Financial Outlook

WellCare continues to expect adjusted earnings per diluted share in the range of $3.15 to $3.40 for the full-year 2015. The table below provides specific guidance metrics for the full-year 2015.

Guidance Metric	Guidance (as of May 6, 2015)
Premium revenue(1)	$13.5B to $13.8B

Segment premium revenue:
Medicaid Health Plans(1)	$8.5B to $8.7B
Medicare Health Plans	$3.95B to $4.05B
Medicare PDP	$1.0B to $1.1B

Segment MBR:
Medicaid Health Plans(1)	89.5% to 90.5% (previously: 89.25% to 90.25%)
Medicare Health Plans	85.5% to 86.5% (previously: 85.0% to 86.5%)
Medicare PDP	84.0% to 85.0% (previously: 85.5% to 87.0%)

Investment & other income	$15M to $20M
Adjusted SG&A ratio(1)(2)	7.9% to 8.0% (previously: 8.0% to 8.2%)
ACA industry fee expense	$230M to $235M
Depreciation and amortization	$70M to $72M
Interest expense	$46M to $48M (previously: $47M to $49M)
Effective income tax rate	61.0% to 63.0% (previously: 60.25% to 62.25%)

Adjusted earnings per diluted share(1)(2)	$3.15 to $3.40

(1)	Refer to the basis of presentation for a discussion of non-GAAP financial measures.
(2)
These metrics do not include certain SG&A expenses related to previously disclosed government investigations and related litigation costs and any transitory costs incurred in 2015 related to the company’s decision to change pharmacy benefit managers as of January 1, 2016.

Webcast

A discussion of WellCare’s first quarter of 2015 results will be webcast live on Wednesday, May 6, 2015, beginning at 8:30 a.m. Eastern Time. A replay will be available beginning approximately one hour following the conclusion of the live broadcast and will be available for 30 days. The webcast will be available via the Company’s web site at www.wellcare.com.

About WellCare Health Plans, Inc.

Headquartered in Tampa, Fla., WellCare Health Plans, Inc. (NYSE: WCG) focuses exclusively on providing government-sponsored managed care services, primarily through Medicaid, Medicare Advantage and Medicare Prescription Drug Plans, to families, children, seniors and individuals with complex medical needs.  The Company serves approximately 3.8 million members nationwide as of March 31, 2015. For more information about WellCare, please visit the Company’s website at www.wellcare.com or view the company’s videos at https://www.youtube.com/user/WellCareHealthPlan.

Basis of Presentation

In addition to results determined under GAAP, WellCare provides certain non-GAAP measurements that management believes are useful in assessing the Company’s performance. Following is a description of the calculation of important GAAP and non-GAAP measures used in this news release.

Premium revenue, as used in this press release and the basis of presentation below = GAAP total premium revenue – (Medicaid state premium taxes revenue + Medicaid state reimbursements of the ACA industry fee).

MBR (non-GAAP) = medical benefits expense / premium revenue.  The Company’s Medicaid MBR guidance uses this non-GAAP definition of MBR.

MBR (GAAP) = medical benefits expense / GAAP total premium revenue.

Net income and certain other operating results are reported after adjustment for certain SG&A expenses related to previously disclosed government investigations and related litigation and resolution costs. Management believes these government investigation-related expenses are not indicative of long-term business operations performance.

Adjusted SG&A expense (non-GAAP) = SG&A expense – (certain SG&A expenses related to previously disclosed government investigations and related litigation and resolution costs).

The adjusted administrative expense ratio (non-GAAP) = adjusted SG&A expense / (total revenues – Medicaid state premium taxes revenue – Medicaid state ACA industry fee reimbursements revenue).

The administrative expense ratio (GAAP) = SG&A expense / total revenues.

Please refer to the schedules in this news release that provide supplemental information that reconcile results determined under GAAP to non-GAAP results.

The schedules contained in this news release may contain totals that do not foot due to rounding.

Cautionary Statement Regarding Forward-Looking Statements

This news release contains “forward-looking” statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” and similar expressions are forward-looking statements. For example, statements regarding the Company’s financial outlook and reimbursement of the ACA industry fee by state Medicaid programs contain forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties that may cause WellCare’s actual future results to differ materially from those projected or contemplated in the forward-looking statements. These risks and uncertainties include, but are not limited to, WellCare’s progress on top priorities such as improving health care quality and access, ensuring a competitive cost position, and delivering prudent, profitable growth, WellCare’s ability to effectively estimate and manage growth, WellCare’s ability to address operational challenges relating to new business, WellCare’s ability to effectively execute and integrate acquisitions, potential reductions in Medicaid and Medicare revenue, WellCare’s ability to estimate and manage medical benefits expense effectively, including through its vendors and WellCare’s ability to comply with the terms of the Corporate Integrity Agreement. Given the risks and uncertainties inherent in forward-looking statements, any of WellCare’s forward-looking statements could be incorrect and investors are cautioned not to place undue reliance on any of our forward-looking statements.

Additional information concerning these and other important risks and uncertainties can be found in the Company’s filings with the U.S. Securities and Exchange Commission (“SEC”), included under the captions “Forward-Looking Statements” and “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, and other filings by WellCare with the SEC, which contain discussions of WellCare’s business and the various factors that may affect it. Subsequent events and developments may cause actual results to differ, perhaps materially, from WellCare’s forward-looking statements. WellCare undertakes no duty to update these forward-looking statements to reflect any future events, developments, or otherwise.

CONTACTS:
Investor:
Angie McCabe
Vice President, Investor Relations
813-206-6958
angie.mccabe@wellcare.com

Media:
Crystal Warwell Walker
Senior Director, Corporate Public Relations
813-206-2697
crystal.walker@wellcare.com

WELLCARE HEALTH PLANS, INC.
MEMBERSHIP INFORMATION
(Unaudited)

				Change From
				December 31, 2014		March 31, 2014
	March 31, 2015	Dec. 31, 2014	March 31, 2014	Change	% Change	Change	% Change
Medicaid Health Plans Membership by State:
Florida	761,000	722,000	482,000	39,000	5.4%	279,000	57.9%
Georgia	593,000	604,000	553,000	(11,000)	(1.8)%	40,000	7.2%
Kentucky	441,000	420,000	372,000	21,000	5.0%	69,000	18.5%
Illinois	153,000	161,000	138,000	(8,000)	(5.0)%	15,000	10.9%
New York	117,000	116,000	99,000	1,000	0.9%	18,000	18.2%
Missouri	106,000	103,000	99,000	3,000	2.9%	7,000	7.1%
Other states	180,000	184,000	126,000	(4,000)	(2.2)%	54,000	42.9%
Total Medicaid Health Plans Membership	2,351,000	2,310,000	1,869,000	41,000	1.8%	482,000	25.8%

Medicaid Health Plans Membership by Program:
TANF	1,907,000	1,863,000	1,403,000	44,000	2.4%	504,000	35.9%
SSI, ABD, Duals and LTC	275,000	263,000	209,000	12,000	4.6%	66,000	31.6%
CHIP and other	169,000	184,000	257,000	(15,000)	(8.2)%	(88,000)	(34.2)%
Total Medicaid Health Plans Membership	2,351,000	2,310,000	1,869,000	41,000	1.8%	482,000	25.8%

Medicare Health Plans:
Medicare Advantage by State:
Florida	106,000	104,000	84,000	2,000	1.9%	22,000	26.2%
New York	46,000	52,000	50,000	(6,000)	(11.5)%	(4,000)	(8.0)%
California	34,000	61,000	60,000	(27,000)	(44.3)%	(26,000)	(43.3)%
Georgia	32,000	31,000	28,000	1,000	3.2%	4,000	14.3%
Texas	31,000	29,000	26,000	2,000	6.9%	5,000	19.2%
Other states	93,000	97,000	94,000	(4,000)	(4.1)%	(1,000)	(1.1)%
Total Medicare Advantage Health Plans	342,000	374,000	342,000	(32,000)	(8.6)%	-	0.0%
Medicare Supplement Insurance	40,000	43,000	48,000	(3,000)	(7.0)%	(8,000)	(16.7)%
Total Medicare Health Plans	382,000	417,000	390,000	(35,000)	(8.4)%	(8,000)	(2.1)%

Medicare Prescription Drug Plans	1,089,000	1,392,000	1,271,000	(303,000)	(21.8)%	(182,000)	(14.3)%

Total Membership	3,822,000	4,119,000	3,530,000	(297,000)	(7.2)%	292,000	8.3%

WELLCARE HEALTH PLANS, INC.
SELECTED DATA FROM CONSOLIDATED STATEMENTS
OF COMPREHENSIVE INCOME
(Unaudited; dollars in millions except share and per share data)

	For the Three Months Ended March 31,
	2015	2014
Revenues:
Premium	$3,391.6	$2,934.4
Medicaid state premium taxes	20.0	17.1
Medicaid state ACA industry fee reimbursement	54.4	23.6
Total premium	3,466.0	2,975.1
Investment and other income	3.9	10.6
Total revenues	3,469.9	2,985.7

Expenses:
Medical benefits	3,052.2	2,629.9
Selling, general and administrative	256.9	245.3
ACA industry fee	58.3	32.3
Medicaid state premium taxes	20.0	17.1
Depreciation and amortization	16.8	14.6
Interest	11.3	9.2
Total expenses	3,415.5	2,948.4
Income from operations	54.4	37.3
Bargain purchase gain	–	28.3
Income before income taxes	54.4	65.6
Income tax expense	36.9	21.5
Net income	$17.5	$44.1

Net income per common share:
Basic	$0.40	$1.01
Diluted	$0.39	$1.00

Weighted average common shares outstanding:
Basic	43,981,977	43,802,047
Diluted	44,304,006	44,123,791

WELLCARE HEALTH PLANS, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited; Dollars in millions except share data)

	March 31, 2015	Dec. 31, 2014
Assets
Current Assets:
Cash and cash equivalents	$1,172.9	$1,313.5
Investments	207.1	172.8
Premiums receivable, net	735.4	609.0
Pharmacy rebates receivable, net	408.1	358.9
Receivables from government partners	88.5	83.0
Funds receivable for the benefit of members	779.8	781.5
Deferred ACA industry fee	174.5	–
Income taxes receivable	0.3	–
Prepaid expenses and other current assets, net	116.2	170.5
Deferred income tax asset	27.9	37.1
Total current assets	3,710.7	3,526.3

Property, equipment and capitalized software, net	211.3	187.1
Goodwill	263.2	263.2
Other intangible assets, net	98.2	101.0
Long-term investments	215.5	257.3
Restricted investments	162.5	150.3
Other assets	9.2	9.8
Total Assets	$4,670.6	$4,495.0

Liabilities and Stockholders' Equity
Current Liabilities:
Medical benefits payable	$1,454.6	$1,483.8
Unearned premiums	5.0	86.9
ACA industry fee liability	232.8	–
Accounts payable	27.7	18.9
Other accrued expenses and liabilities	331.2	294.7
Current portion of amount payable related to investigation resolution	–	35.2
Income taxes payable	–	1.9
Other payables to government partners	34.7	14.3
Total current liabilities	2,086.0	1,935.7

Deferred income tax liability	53.0	48.4
Long-term debt	900.0	900.0
Other liabilities	17.5	15.0
Total liabilities	3,056.5	2,899.1

Commitments and contingencies	–	–

Stockholders' Equity:
Preferred stock, $0.01 par value (20,000,000 authorized, no shares issued or outstanding)	–	–
Common stock, $0.01 par value (100,000,000 authorized, 44,041,586 and 43,914,106 shares issued and outstanding at March 31, 2015 and December 31, 2014, respectively)	0.4	0.4
Paid-in capital	503.4	503.0
Retained earnings	1,110.6	1,093.1
Accumulated other comprehensive loss	(0.3)	(0.6)
Total stockholders' equity	1,614.1	1,595.9
Total Liabilities and Stockholders' Equity	$4,670.6	$4,495.0

WELLCARE HEALTH PLANS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; dollars in millions)

	For the Three Months Ended March 31,
	2015	2014
Cash used in operating activities:
Net income	$17.5	$44.1
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	16.8	14.6
Equity-based compensation expense	4.1	1.2
Bargain purchase gain	-	(28.3)
Deferred ACA industry fee amortization	58.3	32.3
Incremental tax benefit from equity-based compensation	(1.2)	(0.2)
Deferred taxes, net	13.7	5.9
Provision for doubtful receivables	3.7	3.7
Changes in operating accounts, net of effects from acquisitions:
Premiums receivable, net	(130.1)	(33.1)
Pharmacy rebates receivable, net	(49.2)	(34.6)
Prepaid expenses and other current assets, net	54.3	17.2
Medical benefits payable	(29.2)	51.1
Unearned premiums	(81.9)	(0.5)
Accounts payable and other accrued expenses	41.8	35.3
Other payables to government partners	14.9	(99.7)
Amount payable related to investigation resolution	(35.2)	(35.9)
Income taxes receivable/payable, net	(1.0)	12.3
Other, net	2.8	0.7
Net cash used in operating activities	(99.9)	(13.9)

Cash (used in) provided by investing activities:
Acquisitions, net of cash acquired	-	164.2
Purchases of investments	(20.4)	(90.6)
Proceeds from sale and maturities of investments	28.2	107.9
Purchases of restricted investments	(14.0)	(12.3)
Proceeds from maturities of restricted investments	1.9	6.3
Additions to property, equipment and capitalized software, net	(35.8)	(13.2)
Net cash (used in) provided by investing activities	(40.1)	162.3

Cash (used in) provided by financing activities:
Proceeds from exercises of stock options	0.3	0.2
Incremental tax benefit from equity-based compensation	1.2	0.2
Repurchase and retirement of shares to satisfy tax withholding requirements	(5.2)	(2.2)
Payments on capital leases	(0.1)	(0.4)
Funds receivable for the benefit of members, net	3.2	29.6
Net cash (used in) provided by financing activities	(0.6)	27.4

(Decrease) increase in cash and cash equivalents	(140.6)	175.8
Balance at beginning of period	1,313.5	1,482.5
Balance at end of period	$1,172.9	$1,658.3

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid for taxes	$20.7	$3.3
Cash paid for interest	$2.7	$0.2

SUPPLEMENTAL DISCLOSURES OF NON-CASH TRANSACTIONS:
Non-cash additions to property, equipment, and capitalized software	$2.4	$2.1

WELLCARE HEALTH PLANS, INC.
SEGMENT INFORMATION
 (Unaudited; dollars in millions)

	For the Three Months Ended March 31,
	2015	2014
Medicaid Health Plans Segment:
Premium revenue by state, excluding Medicaid state premium taxes and Medicaid state ACA industry fee reimbursement:
Kentucky	$626.2	$489.2
Georgia	387.5	358.1
Florida	535.5	302.0
Other states	579.5	448.8
Premium revenue excluding Medicaid state premium taxes and Medicaid state ACA industry fee reimbursement	$2,128.7	$1,598.1
Medicaid state premium taxes	20.0	17.1
Medicaid state ACA industry fee reimbursement	54.4	23.6
Total premium revenue (GAAP)	2,203.1	1,638.8

Medical benefits expense	1,917.6	1,389.3

Medical benefits ratio:
Total premium revenues (GAAP)	87.0%	84.8%
Excluding Medicaid state premium taxes and Medicaid state ACA industry fee reimbursements (non-GAAP)	90.1%	86.9%

Medicare Health Plans Segment:
Premium revenue	$983.4	$963.3
Medical benefits expense	856.4	851.5
Medical benefits ratio	87.1%	88.4%

Prescription Drug Plans Segment:
Premium revenue	$279.5	$373.0
Medical benefits expense	278.2	389.1
Medical benefits ratio	99.5%	104.3%

Total Company:
Premium revenue excluding Medicaid state premium taxes and Medicaid state ACA industry fee reimbursement	$3,391.6	$2,934.4
Medicaid state premium taxes	20.0	17.1
Medicaid state ACA industry fee reimbursement	54.4	23.6
Premium revenue (GAAP)	3,466.0	2,975.1

Medical benefits expense	3,052.2	2,629.9

Medical benefits ratio:
Total premium revenues (GAAP)	88.1%	88.4%
Excluding Medicaid state premium taxes and Medicaid state ACA industry fee reimbursement (non-GAAP)	90.0%	89.6%

WELLCARE HEALTH PLANS, INC.
SUPPLEMENTAL INFORMATION
RECONCILIATION OF ADMINISTRATIVE EXPENSE RATIOS
 (Unaudited; dollars in millions)

The Company reports administrative expense ratio on an adjusted or non-GAAP basis modified to exclude the impact of Medicaid state premium taxes, Medicaid state ACA industry fee reimbursement revenue and expenses associated with government investigations and related litigation costs on this ratio.

	For the Three Months Ended March 31,
	2015	2014
Company premium revenue:
As determined under GAAP	$3,466.0	$2,975.1
Medicaid state premium taxes	(20.0)	(17.1)
Medicaid state ACA industry fee reimbursement	(54.4)	(23.6)
Premium revenue excluding Medicaid state premium taxes and Medicaid state ACA industry fee reimbursement	$3,391.6	$2,934.4

SG&A Expense:
As determined under GAAP	$256.9	$245.3
Investigation-related costs	(8.1)	(9.6)
Total SG&A excluding investigation-related costs	$248.8	$235.7

Administrative expense ratio:
As determined under GAAP	7.5%	8.2%
Impact of Medicaid state premium taxes	0.0%	0.1%
Impact of Medicaid state ACA industry fee reimbursement	0.1%	0.1%
Selling, general and administrative expense adjustments (a)	(0.3)%	(0.4)%
Adjusted (Non-GAAP)	7.3%	8.0%

(a)	Results from expenses associated with government investigation-related litigation and other resolution costs.

WELLCARE HEALTH PLANS, INC.
SUPPLEMENTAL INFORMATION

Reconciliation of Certain GAAP Financial Information
 (Unaudited; dollars in millions except per share data)

The Company reports adjusted operating results on a non-GAAP basis to exclude certain expenses that management believes are not indicative of longer-term business trends and operational performance. Following is certain financial information, as determined under GAAP, reconciled to the adjusted financial information for the same periods.

	For the Three Months Ended March 31, 2015				For the Three Months Ended March 31, 2014
	GAAP	Adjustments		Adjusted (Non-GAAP)	GAAP	Adjustments		Adjusted (Non-GAAP)
Selling, general, and administrative expense	$256.9	$(8.1)	(a)	$248.8	$245.3	$(9.6)	(a)	$235.7
Income tax expense	$36.9	$3.9	(b)	$40.8	$21.5	$4.0	(b)	$25.5
Net income	$17.5	$4.2		$21.7	$44.1	$5.6		$49.7

Net income per share:
Basic	$0.40	$0.09		$0.49	$1.01	$0.13		$1.14
Diluted	$0.39	$0.09		$0.49	$1.00	$0.13		$1.13

(a)
Investigation-related costs: Expenses associated with the government investigations and related litigation amounted to $8.1 million and $9.6 million during the three months ended March 31, 2015 and 2014, respectively.

(b)
Income tax expense:  Had WellCare not recorded the government investigation-related items described above, the company estimates that income tax expense would have increased by $3.9 million and $4.0 million during the three months ended March 31, 2015 and 2014, respectively, based on the effective income tax rates applicable to adjusted (non-GAAP) results.